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                                                                EXHIBIT 5.1
                                                                -----------



                                    THOMPSON
                               HINE & FLORY P.L.L.
                            -------------------------
                                Attorneys at Law

BRUSSELS, BELGIUM                                             TEL (513) 443-6600
CINCINNATI, OHIO                                              FAX (513) 443-6635
CLEVELAND, OHIO             2000 COURTHOUSE PLAZA NE            attorney@thf.com
COLUMBUS, OHIO                   P.O. BOX 8801
PALM BEACH, FLORIDA         DAYTON, OHIO  45401-8801
WASHINGTON, D.C.
                                                                 WRITER'S DIRECT
                                                                    DIAL NUMBER:
                                                                  (513) 443-6775


                               January 12, 1995



The Duriron Company, Inc.
3100 Research Boulevard
Dayton, Ohio  45420

Gentlemen:

                    We have acted as counsel to The Duriron Company, Inc., an Ohio corporation (the "Company"), in connection with the issuance of shares of the common stock, $1.25 par value per share ("Share"), of the Company under the Durametallic Corporation 1991 Stock Option Plan, as amended (the "Option Plan"), and the Durametallic Corporation Executive Incentive Bonus Plan, as amended (the "Bonus Plan" and, with the Option Plan, the "Plans"), and the preparation of Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (Registration No. 33-62527) being filed with the Securities and Exchange Commission in connection therewith.

                    Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is our opinion that:

                (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power to issue and sell the Shares pursuant to the Plans; and

                (ii) The Shares which may be issued under the Bonus Plan and upon the exercise of options granted under the Option Plan have been duly authorized and, when issued by the Company pursuant to the Bonus Plan or issued or sold by the Company upon the exercise of options granted under the Option Plan (and payment of the exercise price with respect thereto), such Shares will be legally issued, fully paid and non-assessable.






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THOMPSON, HINE AND FLORY

Securities and Exchange Commission
January 12, 1996
Page 2


        We consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 with respect to the Plans and to the use of our firm name, and the statements made with respect to us, appearing under Item 5 of Part II of such Post-Effective Amendment No. 1.

                                               Very truly yours,

                                               /s/ Thompson Hine & Flory P.L.L.
DAN2549.AMT